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                                                                     Exhibit (i)





                                                April 29, 1999


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

             Sefton Funds Trust (File Nos. 33-88568 and 811-8948)


Dear Sir/Madam:

     As counsel to Sefton Funds Trust (the "Trust"), we have reviewed Post-Effective Amendment No. 8 to the Trust's Registration Statement on Form N-1A (the "Amendment"). The Amendment is being filed pursuant to Rule 485 of the 1933 Act and it is proposed that it will become effective immediately upon filing pursuant to paragraph (b).

     Based upon our review, we advise you that the Amendment does not include disclosure which we believe would render it ineligible under paragraph (b) of Rule 485.

                                               Very truly yours,



                                  PAUL, WEISS, RIFKIND, WHARTON & GARRISON